EXHIBIT 4.5
FACE OF FLOATING RATE [SENIOR/SUBORDINATED] NOTE
REGISTERED
No. FLR                                                            –
CUSIP:
ISIN:
COMMON CODE:
GOLDEN WEST FINANCIAL CORPORATION
(Floating Rate [Senior/Subordinated] Note due 20__)
[THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND NO TRANSFER OF THIS GLOBAL SECURITY (OTHER THAN A TRANSFER OF THIS GLOBAL SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE FOLLOWING SUMMARY OF SOME OF THE TERMS OF THIS NOTE IS SUBJECT
TO THE INFORMATION SET FORTH BELOW AND ON THE REVERSE HEREOF.

PRINCIPAL AMOUNT:
$                                                             U.S.
Dollars

                                                             [Other]
ORIGINAL ISSUE DATE:

FIRST INTEREST
PAYMENT DATE:

INTEREST RESET
PERIOD:
STATED MATURITY
DATE:
ORIGINAL ISSUE
DISCOUNT NOTE:
Yes ☐ No ☐
TOTAL AMOUNT
OF OID:
INITIAL ACCRUAL
PERIOD OID:
YIELD TO MATURITY:
PAYMENTS ARE
TO BE MADE IN:
☐ U.S. Dollars
☐ Other (specify):
Special Provisions related to
Currency:
AUTHORIZED
DENOMINATIONS: [$1,000]
or any integral multiple thereof
ISSUE PRICE (expressed as a percentage of
principal amount):                    %
BASE RATE:LIBOR
   ☐ Telerate
   ☐ Reuters

INDEX CURRENCY:
☐ U.S. Dollars
☐ Other (specify):
INDEX MATURITY :

SPREAD:
SPREAD MULTIPLIER:

INITIAL
INTEREST RATE:

MAXIMUM
INTEREST RATE:

MINIMUM
INTEREST RATE:

Special Provisions related to
Floating Rate Interest:

INITIAL CALCULATION AGENT:
Deutsche Bank Trust
Company Americas
OTHER TERMS:
This Note is Subject to:

REDEMPTION AT OPTION OF THE
COMPANY: Yes ☐ No ☐
Initial Redemption Date:

Redemption Price(s): See below
REPAYMENT AT OPTION OF THE
HOLDER: Yes ☐ No ☐

Repayment Date(s):

Repayment Price:

EXTENSION AT THE OPTION OF
THE COMPANY: Yes ☐ No ☐

Special Provisions related to
Optional Extension:

RENEWAL AT THE OPTION OF THE
HOLDER: Yes ☐ No ☐

Special Provisions related to
Optional Renewal:

SINKING FUND: Yes ☐ No ☐
Special Provisions related to
Sinking Fund:

The defeasance provisions of Section
1402 of the Indenture:
☐ Apply
☐ Do Not Apply

[The covenant defeasance provisions of
Section 1403 of the Indenture:
☐ Apply
☐ Do Not Apply
[Include only if a Senior Note]]
THIS NOTE IS A:
☐ Global Security
☐ Certificated Security

[The “Redemption Price” initially will be ___% of the principal amount to be redeemed and will decline at each anniversary of the Initial Redemption Date by ___% of the principal amount to be redeemed until the Redemption Price is 100% of the principal amount.]
If applicable, the “Total Amount of OID”, “Yield to Maturity” and “Initial Accrual Period OID” (computed under the approximate method) will be completed solely for convenience in applying the federal income tax original issue discount rules.
If this Note is a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, Prime Rate Note, Treasury Rate Note, CMT Rate Note, CODI Rate Note, COSI Rate Note (each such term as defined in Annex A to this Note), or any other Note that bears interest by reference to a Base Rate other than LIBOR (as defined herein), then the applicable interest rate provisions are included in Annex A. If applicable, such provision of Annex A replaces Section 1 of the reverse of this Note in its entirety.

GOLDEN WEST FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person or assign under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [Cede & Co., as nominee for The Depository Trust Company] or registered assigns, the principal amount shown above on the Stated Maturity Date, and to pay interest on such principal amount from and including the Original Issue Date shown above on the Interest Payment Dates determined in accordance with the provisions herein, commencing on the First Interest Payment Date set forth above, and at Maturity, at a rate per annum determined in accordance with the provisions on the reverse hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (whether or not such Regular Record Date is a Business Day, as hereinafter defined) immediately preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable.
Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will cease to be payable to the Person who was the Holder of this Note on the relevant Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes are listed, all as more fully provided in the Indenture.
Any action by the Holder of this Note shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Trustee or the Company in reliance thereon. Any action by the Holder of this Note shall also bind all current and future holders of any beneficial interests in this Note, and all holders of beneficial interests in any Note issued in exchange or substitution for this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, described herein and in the Indenture.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	GOLDEN WEST FINANCIAL CORPORATION

[Seal]

By:
Name:
Title:
ATTEST:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By
Authorized Signatory

REVERSE OF NOTE
GOLDEN WEST FINANCIAL CORPORATION
(Floating Rate [Senior/Subordinated] Note due 20__)
This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under the [Senior][Subordinated] Debt Indenture dated as of December 1, 2005 (as amended or supplemented from time to time, herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holder of this Note. All terms used in this Note which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.
This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $                    (herein called the “Notes”), but subject to the Company’s right to “reopen” the series and issue additional Notes of this series from time to time on the terms and subject to the conditions specified in the Indenture.
[[Insert if this Note is a Subordinated Note — Subject to Section 1402 of the Indenture, the payment of the indebtedness evidenced by this Note is, to the extent and in the manner set forth in the Indenture, expressly subordinated to all Senior Indebtedness of the Company. This Note is issued subject to such provisions of the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.]
If this Note is a global Security, payments of interest on this Note shall be made by wire transfer of immediately available funds to the Depositary Trust Company (“DTC”) or its nominee, as the case may be. If this Note is a certificated Note, interest will be paid, other than interest payable at Maturity, at the option of the Company, by check mailed to the Holder of this Note as such Person’s address appears in the Security Register or by wire transfer of immediately available funds to an account designated by such Person pursuant to an arrangement that is satisfactory to the Trustee and the Company. Payment of the principal of (and premium, if any) and interest on this Note due at Maturity will be made at the Corporate Trust Office of the Trustee, in immediately available funds.

1.	Interest. Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on this Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	Unless otherwise indicated on the face hereof, this Note is a “LIBOR Note” and will bear interest at a rate (the “Base Rate”), which is the London interbank offered rate (“LIBOR”) (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof. If a Base Rate other than LIBOR is specified on the face hereof, then this Section 1 shall, in its entirety, be inapplicable to this Note and interest will be calculated with respect to this Note in accordance with the provisions applicable to such other Base Rate, as set forth in Annex A of this Note.

(b)	A “LIBOR Interest Determination Date” means an Interest Determination Date (as defined below) for this LIBOR Note.

(c)	Unless otherwise indicated on the face hereof, LIBOR will be determined by reference to the display on LIBOR Moneyline Telerate Inc., or any successor service, on Page 3750, or any other page as may replace that page or service, for the purpose of displaying the London interbank rates of major banks for the Index Currency set forth on the face hereof (the “LIBOR Telerate”).

(d)	As of each LIBOR Interest Determination Date, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity set forth on the face hereof, commencing on the applicable Interest Reset Date, that appears on LIBOR Telerate as of 11:00 a.m., London time, on that LIBOR Interest Determination Date.

(e)	If no rate appears on the LIBOR Telerate, then the Calculation Agent (as defined below) will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time. If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of those quotations.

(f)	If fewer than two quotations are provided, LIBOR will be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the Index Currency on that Interest Determination Date, by three major banks in that principal financial center selected by the Calculation Agent after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.
(g)	If the banks so selected by the Calculation Agent are not quoting as described in the previous paragraph, LIBOR in effect immediately before such LIBOR Interest Determination Date will not change and will remain the LIBOR in effect on such LIBOR Interest Determination Date.

(h)	If it is so specified on the face hereof, LIBOR for each LIBOR Interest Determination Date will be determined by the Calculation Agent by reference to the display on the Reuters Monitor Money Rates Service, on the page specified on the face hereof, or any other page on any designated successor service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency (“LIBOR Reuters”), and section (d) of this Section 1 will be replaced by the following:
As of the LIBOR Interest Determination Date, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear on LIBOR Reuters as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two offered rates appear on LIBOR Reuters; provided, however, that if LIBOR Reuters by its terms provides for only a single rate, that single offered rate will be used. If fewer than two rates appear or no rates appear, as applicable, then LIBOR shall be calculated as described in subsections (e),(f) and (g) of this Section 1.
2.	Legal Maximum Rate. Notwithstanding any other provisions of this Note or the Indenture, the interest rate on this Note will in no event be higher than the maximum rate permitted by California law as the same may be modified by United States law of general applicability.

3.	Calculation Agent. The interest rate applicable to this Note will be determined from time to time by a calculation agent appointed by the Company (the “Calculation Agent”). The initial Calculation Agent is set forth on the face hereof. The calculation of the interest rate on this Note by the Calculation Agent shall be conclusive and binding on the Holder of this Note and the Company, absent manifest error. The Calculation Agent will, upon the request of the Holder of this Note, provide to such Holder the interest rate then in effect on this Note, and if determined, the interest rate which will become effective on the next Interest Reset Date.

4.	Interest Calculation. The Calculation Agent will determine the interest rate pertaining to this Note as follows:

(a)	Interest Reset Dates. The rate of interest on this Note will reset as of each “Interest Reset Period” set forth on the face hereof, and the first day of each Interest Reset Period is referred to as “Interest Reset Date.” The rate of interest in effect with respect to this Note from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate set forth on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, that Interest Reset Date will be the following Business Day, except that if this is a LIBOR Note, if that Business Day is in the next calendar month, that Interest Reset Date will be the immediately preceding Business Day. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate applicable on the immediately preceding Interest Reset Date, or, if none, the Initial Interest Rate. Unless otherwise set forth on the face hereof, the Interest Reset Date will be:
i.	If the interest rate applicable to this Note resets daily, each Business Day;

ii.	If this Note is not a Treasury Rate Note and the interest rate applicable to this Note resets weekly, the Wednesday of each week;

iii.	If this Note is a Treasury Rate Note and the interest rate applicable to this Note resets weekly, the Tuesday of each week, except as provided below when the Treasury bill auction does not occur on Monday;

iv.	If the interest rate applicable to this Note resets monthly, the third Wednesday of each month, unless this Note is (i) a CODI Rate Note, in which case the applicable interest rate will reset on the day a new monthly rate is published by the Federal Reserve Bank, which is typically on the first working Monday of each month, or (ii) a COSI Rate Note, in which case the applicable interest rate will reset on the day a new monthly rate is published by the Company, which is typically on or before the last business day prior to the 15th calendar day of a month;

v.	If the interest rate applicable to this Note resets quarterly, the third Wednesday of March, June, September and December of each year;

vi.	If the interest rate applicable to this Note resets semi-annually, the third Wednesday of two months of each year, as specified on the face hereof; or

vii.	If the interest rate applicable to this Note resets annually, the third Wednesday of one month of each year, as specified on the face hereof.
(b)	Interest Determination Dates. Unless otherwise set forth on the face hereof, the day the Calculation Agent will refer to when determining the interest rate at which this Note will reset (the “Interest Determination Date”) will be:
(i)	If this Note is a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, CMT Rate Note or Prime Rate Note, the second Business Day before that Interest Reset Date;

(ii)	If this Note is a LIBOR Note, the second London Banking Day before that Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be the Interest Reset Date;

(iii)	If this Note is a Treasury Rate Note, the day of the week in which that Interest Reset Date falls on which Treasury bills would normally be auctioned;

(iv)	If this Note is a CODI Rate Note, the day immediately preceding the Interest Reset Date on which the Federal Reserve Board publishes the new monthly rate; and

(v)	If this Note is a COSI Rate Note, the day immediately preceding the Interest Reset Date on which the Company publishes the new monthly rate.
Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date for the Interest Reset Date for Treasury Rate Notes occurring in the next week. If an auction falls on a day that is an Interest Reset Date for a Treasury Rate Note, that Interest Reset Date will be the following Business Day.

(c)	Interest Calculation Dates. Unless otherwise set forth on the face hereof, the Calculation Agent will calculate the interest rate applicable to any Interest Determination Date on the earlier of (a) the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the following Business Day and (b) the Business Day before the applicable Interest Payment Date or date of Maturity (each such day, a “Calculation Date”).

(d)	Interest Payment Dates. (i) Except as provided in subsection (ii) below, unless otherwise set forth on the face hereof, interest will be paid on the following dates (each, an “Interest Payment Date”):
(A) If this Note has a daily, weekly or monthly Interest Reset Period, the third Wednesday of each month or the third Wednesday of March, June, September and December;
(B) If this Note has a quarterly Interest Reset Period, the third Wednesday of March, June, September and December;
(C) If this Note has a semi-annual Interest Reset Period, the third Wednesday of the two months specified on the face hereof;
(D) If this Note has an annual Interest Reset Period, the third Wednesday of the month specified on the face hereof; and

(E) At Maturity.
(ii) If any Interest Payment Date would fall on a day that is not a Business Day, other than an Interest Payment Date that is also the date of Maturity, that Interest Payment Date will be the following day that is a Business Day; provided that, if this is a LIBOR Note, if that Business Day is in the next calendar month, that Interest Payment Date will be the immediately preceding day that is a Business Day. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest will be made on the following Business Day, and no interest on that payment will accrue for the period from and after the date of Maturity.
(iii) Accrued interest for this Note will be calculated by multiplying the Principal Amount shown on the face hereof by an accrued interest factor. The accrued interest factor will be the sum of the interest factor calculated for each day in the period for which interest is being paid. Unless the applicable pricing supplement states otherwise, the interest factor for each day is computed by dividing the interest rate, expressed as a decimal, applicable to that day (i) by 360, if this Note is a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, LIBOR Note, Prime Rate Note, CODI Rate Note or COSI Rate Note, or (ii) by the actual number of days in the year, if this Note is a Treasury Rate Note or a CMT Rate Note.
(iv) Unless otherwise indicated on the face hereof, all percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, will be rounded to 9.87655%, or .0987655, and 9.876544%, or .09876544, will be rounded to 9.87654%, or ..0987654. All dollar or other currency amounts used in or resulting from any such calculation will be rounded to the nearest cent or, in the case of non-U.S. currency, to the nearest unit, with one-half cent or one-half unit, as the case may be, being rounded upwards.
5.	Record Dates. Unless otherwise indicated on the face hereof, the Regular Record Date with respect to any Interest Payment Date is the fifteenth calendar day, whether or not a Business Day, immediately preceding that Interest Payment Date.

6.	Currency. Unless otherwise indicated on the face hereof, this Note is issued in, and payment of the principal, premium, if any, and interest on this Note will be made in, such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Note is denominated, or if payments are to be made, in any other currency (as indicated on the face hereof), then all provisions of this Note bearing reference to amounts in U.S. dollars will be deemed to refer to the equivalent in such other currency, as applicable, and subject to any special provisions relating to currency set forth on the face hereof or in the Indenture.

7.	Sinking Fund. Unless otherwise indicated on the face hereof, this Note is not subject to a sinking fund.

8.	Optional Redemption. Unless otherwise indicated on the face hereof, this Note is not redeemable prior to its Stated Maturity Date at the option of the Company and this Section 8 is not applicable to this Note. If one or more Redemption Dates (or ranges of Redemption Dates) is so specified, this Note is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture.

If less than all of the outstanding Notes with Equivalent Principal Terms are to be redeemed, the Trustee will select the Notes to be redeemed by lot or in any manner as the Trustee shall deem fair and appropriate.
9.	Repayment at the Option of the Holder. Unless otherwise indicated on the face hereof, the Holder of this Note may not require the repayment of this Note prior to the Stated Maturity Date and this Section 9 is not applicable to this Note. If one or more Repayment Dates (or ranges of Repayment Dates) is so specified, this Note is subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof, together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture.

For this Note to be repaid at the option of the Holder, the Company must receive, at least 15 days but not more than 30 days prior to the Repayment Date on which this Note is to be repaid, this Note with the form on this Note entitled “Option to Elect Repayment” duly completed at its office or agency indicated on such form.

Exercise of the repayment option by the Holder shall be irrevocable except as may be otherwise provided herein or in the Indenture. The repayment option with respect to this Note may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Note that remains outstanding after such repayment is equal to an authorized denomination of this Note.
10.	Optional Extension of Maturity. Unless otherwise indicated on the face hereof, the Company may not elect to extend the maturity of this Note beyond the Stated Maturity Date.
11.	Optional Renewal. Unless otherwise indicated on the face hereof, the Holder of this Note may not elect to renew the term of this Note beyond the Stated Maturity Date.
12.	Redemption, Repayment of Discount Note. A “Discount Note” is any Note for which the total amount of OID specified on the face hereof is greater than zero. If this Note is a

Discount Note, the amount payable in the event of acceleration of maturity, in lieu of the principal amount, shall be the Amortized Face Amount of this Note as of such date of acceleration. The “Amortized Face Amount” of this Note shall be the amount equal to (a) the Issue Price specified on the face hereof multiplied by the principal amount, plus (b) that portion of the difference between such amount and the principal amount that has accrued at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount hereof.
13.	Owners of Beneficial Interests in a Global Security. If this Note is a global Security, no owner of any beneficial interest in this Note held on its behalf by a depositary (or its nominee) shall have any rights under the Indenture with respect to this Note, and such depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of this Note for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of any global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Paying Agent or the Security Registrar from giving effect to any written certification, proxy or other authorization furnished by the applicable depositary or its nominee, as a Holder, with respect to a global Security.
14.	Events of Default. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and all accrued and unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
15.	Defeasance. The Indenture contains provisions for defeasance [include if Note is a Senior Note – and covenant defeasance] at any time of the entire indebtedness of the Company on the Securities of any series upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Securities of the series of which this Note is a part unless otherwise indicated on the face hereof.
16.	Amendment and Modification. The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected or, in some instances, the consent of the Holder of each Outstanding Security affected thereby.

The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
17.	Rights of Holders. As provided in and subject to the provisions of the Indenture, no Holder of this Note shall have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing [Insert if this Note is a Senior Note — Event of] Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such [Insert if this Note is a Senior Note — Event of] Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of Notes for the enforcement of any payment of principal thereof or interest thereon on or after the respective due dates expressed therein.
18.	Note Register, Denominations. The Notes are issuable only in registered form without coupons in the authorized denominations set forth on the face hereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the Notes are exchangeable for a like aggregate principal amount of other registered Notes of the same series of any authorized denominations, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations as set forth on the face hereof and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Company is not required to register the transfer of this Note during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption and ending at the close of business on the day of mailing.

No service charge shall be made for any registration of transfer or exchange of this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases as provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered in the Company’s security register as the owner of such Note for the purpose of receiving payments of principal, premium and interest on this Note and for all other purposes whatsoever and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
19.	Global Security. If this is a global Security, this Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below.

If this is a global Security, this Note may be exchanged for a definitive Note or Notes in registered form if:
(a)	DTC notifies the Company that it is unwilling or unable to continue as depositary for the series of which this Note is a part or at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by law, and the Company has not appointed a successor depositary within 90 days of such notification or of the Company becoming aware of DTC’s ceasing to be so registered, as the case may be;

(b)	the Company determines, in its sole discretion, that the global Securities of the series of which this Note is a part will be exchangeable for securities in certificated registered form; or

(c)	an Event of Default occurs and is continuing with respect to the series of which this Note is a part.
In such circumstances, upon surrender by DTC or a successor depositary of this Note, this Note will be exchangeable for definitive certificated Notes issuable in authorized denominations and registered in such name or names as the depositary for such global Security shall instruct the Trustee in writing.
20.	Waiver and Release. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of this Note, or for any claim based thereon or hereon, or otherwise in respect thereof or hereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, as part of the consideration for the issue hereof, expressly waived and released.
21.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, privileges and immunities of the Trustee shall be governed by the laws of the State of New York.
22.	Certain Definitions.
“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York, or, when used with respect to any Place of Payment or any other particular location referred to in the Indenture or in this Note, means any day, other than a Saturday or Sunday that is not a day on which banking institutions in that Place of Payment or other location, as the case may be, are authorized or required by law, regulation or executive order to close, and, with respect to LIBOR Notes, any day that also is a London Banking Day.

“London Banking Day” means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market.

ANNEX A
If so indicated on the face hereof that this Note is a CD Rate Note, Commercial Paper Note, Federal Funds Rate Note, Prime Rate Note, Treasury Rate Note, CMT Rate Note, CODI Rate Note or COSI Rate Note (as defined herein), the interest rate and amount of interest payable on this Note shall be calculated in accordance with the applicable provision below, subject to any changes or provisions set forth on the face hereof, and Section 1 of this Note shall be replaced in its entirety by the applicable provision below.
If this Note is a CD Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “CD Rate Note” and will bear interest at a rate (the “Base Rate”), which is the CD Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	“CD Rate” means, for any CD Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market).” A “CD Interest Determination Date” means an Interest Determination Date (as defined below) for a CD Rate Note.

(c)	The following procedures will be followed if the CD Rate cannot be determined as described above:
(i)	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date (as defined below), the CD Rate will be the rate on the applicable CD Interest Determination Date set forth in the daily update of H.15(519) or another recognized electronic source used for displaying such rate, available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication (the “H.15 Daily Update”), for the day in respect of certificates of deposit having the Index Maturity specified in the applicable pricing supplement under the caption “CDs (secondary market).”

(ii)	If that rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City, selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in the market at that time.

(iii)	If the dealers selected by the Calculation Agent are not quoting as described in the previous bullet point, the CD Rate in effect immediately before that CD Interest Determination Date will not change and will remain the CD Rate in effect on that CD Interest Determination Date.
If this Note is a Commercial Paper Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “Commercial Paper Rate Note” and will bear interest at a rate (the “Base Rate”), which is the Commercial Paper Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	Unless the applicable pricing supplement states otherwise, “Commercial Paper Rate” means, for any Commercial Paper Interest Determination Date, the Money Market Yield, calculated as described below, of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.” A “Commercial Paper Interest Determination Date” means an Interest Determination Date (as defined below) for a Commercial Paper Rate Note.

(c)	The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:
(i)	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on the applicable Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in the H.15 Daily Update or another recognized electronic source used for displaying such rate under the heading “Commercial Paper—Nonfinancial.”

(ii)	If by 3:00 p.m., New York City time, on that Calculation Date that rate is not yet published in either H.15(519) or the H.15 Daily Update or another recognized electronic source used for displaying such rate, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

(iii)	If the dealers selected by the Calculation Agent are not quoting as described in the previous bullet point, the Commercial Paper Rate in effect immediately before the Commercial Paper Interest Determination Date will not change and will remain the Commercial Paper Rate in effect on that Commercial Paper Interest Determination Date.

(iv)	“Money Market Yield” will be a yield calculated in accordance with the following formula:
Money Market Yield = ((D × 360) / (360 - (D × M))) × 100
where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.
If this Note is a Federal Funds Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.

(a)	If so indicated on the face hereof, this Note is a “Federal Funds Rate Note” and will bear interest at a rate (the “Base Rate”), which is the Federal Funds Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	The “Federal Funds Rate” means, for any Federal Funds Interest Determination Date, the rate on that day for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service (“Telerate Page 120”). A “Federal Funds Interest Determination Date” means an Interest Determination Date for a Federal Funds Rate Note.

(c)	The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:
(i)	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on the applicable Federal Funds Interest Determination Date as published in the H.15 Daily Update or another recognized electronic source used for displaying such rate under the heading “Federal Funds/(Effective).”

(ii)	If that rate is not yet published in either H.15(519) or H.15 Daily Update or another recognized electronic source used for displaying such rate by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by each of three leading brokers of U.S. dollar Federal Funds transactions in New York City, selected by the Calculation Agent, after consultation with us, before 9:00 a.m., New York City time, on that Federal Funds Interest Determination Date.

(iii)	If the brokers selected by the Calculation Agent are not quoting as described in the previous bullet point, the Federal Funds Rate in effect immediately before that Federal Funds Interest Determination Date will not change and will remain the Federal Funds Rate in effect on that Federal Funds Interest Determination Date.
If this Note is a Prime Rate Note:

1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “Prime Rate Note” and will bear interest at a rate (the “Base Rate”), which is the Prime Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	“Prime Rate” means, for any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading “Bank Prime Loan.” A “Prime Interest Determination Date” means an Interest Determination Date for a Prime Rate Note.

(c)	The following procedures will be followed if the Prime Rate cannot be determined as described above:
(i)	If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on such Prime Interest Determination Date as published in the H.15 Daily Update or another recognized electronic source used for displaying such rate, under the heading “Bank Prime Loan.”

(ii)	If the rate is not published before 3:00 p.m., New York City time, on the Calculation Date, in either H.15(519) or the H.15 Daily Update or another recognized electronic source used for displaying such rate, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect for that Prime Interest Determination Date.

(iii)	If fewer than four rates appear on the Reuters Screen US PRIME1 Page on that Prime Interest Determination Date, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that Prime Interest Determination Date by at least three major banks in New York City, selected by the Calculation Agent.

(iv)	If the banks selected are not quoting as described in the previous bullet point, the Prime Rate in effect immediately before such Prime Interest Determination Date will not change and will remain the Prime Rate in effect on such Prime Interest Determination Date.

(v)	“Reuters Screen US PRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
If the Note is a Treasury Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “Treasury Rate Note” and will bear interest at a rate (the “Base Rate”), which is the Treasury Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	“Treasury Rate” means, with respect to any Treasury Interest Determination Date, the rate from the auction held on that date of direct obligations of the United States, which are commonly referred to as “Treasury bills,” having the Index Maturity specified on the face hereof under the caption “Investment Rate” on the display on Moneyline Telerate, Inc., or any successor service on:
(i)	page 56, or any other page as may replace such page on such service (“Telerate Page 56”);

(ii)	page 57, or any other page as may replace such page on such service, (“Telerate Page 57”); or,

(iii)	if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield, as defined below, of the rate for the Treasury bills as published in the H.15(519) Daily Update, or another recognized electronic source used for displaying such rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

(c)	A “Treasury Interest Determination Date” means an Interest Determination Date relating to a Treasury Rate Note.

(d)	The following procedures will be followed if the Treasury Rate cannot be determined as described above:
(i)	If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable Treasury bills on that Treasury Interest Determination Date as announced by the United States Department of the Treasury.

(ii)	In the event that the auction rate of Treasury bills having the Index Maturity specified in the applicable pricing supplement is not published or announced as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no auction is held on that Treasury Interest Determination Date, then the Calculation Agent will determine the Treasury Rate to be the Bond Equivalent Yield of the rate on that Treasury Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Interest Determination Date of the applicable Treasury bills as published in the H.15 Daily Update under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” If that rate is not yet published in H.15(519) or the H.15 Daily Update or another recognized electronic source used for displaying such rate, then the Treasury Rate will be calculated by the calculation agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that Treasury Interest Determination Date, of three primary United States government securities dealers, selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof.

(iii)	If the dealers selected by the Calculation Agent are not quoting as described in the previous bullet point, the Treasury Rate in effect immediately before that Treasury Interest Determination Date will not change and will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

(iv)	“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield = ((D × N)/(360 - (D × M))) × 100

where “D” refers to the applicable annual rate for the Treasury notes quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
If this Note is a CMT Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “CMT Rate Note” and will bear interest at a rate (the “Base Rate”), which is the CMT Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	“CMT Rate” means, for any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption “Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . .Mondays Approximately 3:45 p.m.,” under the column for the Designated CMT Maturity Index, as defined below, for:
(i)	if the Designated CMT Telerate Page is 7051, that CMT Interest Determination Date; and

(ii)	if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately before the week in which the related CMT Interest Determination Date occurs.
(c)	A “CMT Interest Determination Date” means an Interest Determination Date for a CMT Rate Note.

(d)	The following procedures will be used if the CMT Rate cannot be determined as described above:
(i)	If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the Designated CMT Maturity Index, as defined below, as published in H.15(519).

(ii)	If that rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury rate for the Designated CMT Maturity Index, for the CMT Interest Determination Date with respect to that Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

(iii)	If the information described above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each a “reference dealer”) in New York City selected by the Calculation Agent as described in the following sentence. The Calculation Agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation, or, in the event of overlap, one of the highest and the lowest quotation, or, in the event of overlap, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

(iv)	If the Calculation Agent cannot obtain three such Treasury notes quotations, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date of three reference dealers in New York City, selected using the same method described above, for Treasury notes with an original maturity of the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury note with the shorter remaining term to maturity.

(v)	If three or four, but not five, of the reference dealers are quoting as described immediately above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of the quotes will be eliminated.

(vi)	If fewer than three reference dealers selected by the Calculation Agent are quoting as described above, the CMT Rate in effect immediately before such CMT Interest Determination Date will not change and will remain the CMT Rate in effect on such CMT Interest Determination Date.
(e)	“Designated CMT Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page designated in the applicable pricing supplement, or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

(f)	“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index will be two years.
If the Note is a CODI Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “CODI Rate Note” and will bear interest at a rate (the “Base Rate”), which is the Certificate of Deposit Index (“CODI”) Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	“CODI Rate” means, for any CODI Interest Determination Date, the rate on that date determined by adding the twelve most recently published monthly yields on three-month certificates of deposit (secondary market), as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading “CDs (Secondary Market”), and dividing the result by twelve. This result is then rounded to the nearest 1,000th of one percentage point. Three-month certificates of deposit are an average of dealer offering rates on nationally traded certificates of deposit that are annualized based on a 360-day year or bank interest. The rate used in calculating the CODI Rate for a given month is calculated and typically announced on the first working Monday of each month and is effective until the first Sunday before the first working Monday of the following month. A “CODI Interest Determination Date” means an Interest Determination Date for a CODI Rate Note.
If the Note is a COSI Rate Note:
1.	Interest payments on this Note will be the amount of interest accrued from and including the Original Issue Date or the most recent Interest Payment Date to which interest on the Note has been paid or provided for to, but excluding, the applicable Interest Payment Date or date of Maturity, as the case may be.
(a)	If so indicated on the face hereof, this Note is a “COSI Rate Note” and will bear interest at a rate (the “Base Rate”), which is the Golden West Cost of Savings Index (“COSI”) Rate (as calculated pursuant to the provisions herein), plus or minus the Spread set forth, if at all, on the face hereof, and/or multiplied by the Spread Multiplier set forth, if at all, on the face hereof. Notwithstanding the foregoing sentence, the rate of interest payable on this Note may not be lower than the Minimum Interest Rate, if any, set forth on the face hereof and may not exceed the Maximum Interest Rate, if any, set forth on the face hereof.

(b)	“COSI Rate” means, for any COSI Interest Determination Date, the rate equal to the weighted average of the interest rates in effect, as of the last calendar day of the month immediately preceding the month in which such COSI Interest Determinate Date falls, on the deposit accounts of the federally insured depository institution subsidiaries of the Company. A “COSI Interest Determination Date” means an Interest Determination Date for a COSI Rate Note.

(c)	In calculating COSI, the Companyt: (i) includes all the items and adjustments that it uses to calculate the line item currently called “cost of deposits” in its annual reports to shareholders as well as in other financial reports it distributes; (ii) excludes deposit accounts owned by it and its federally insured depository institution subsidiaries or other affiliates; and (iii) makes adjustments that it deems accurate and appropriate.

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                             attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

OPTION TO ELECT REPAYMENT
TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
AT THE OPTION OF THE HOLDER AND THE HOLDER
ELECTS TO EXERCISE SUCH RIGHT
The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or the portion thereof specified below), pursuant to its terms, on the Repayment Date specified below at a repayment price equal to ___, together with accrued and unpaid interest payable to such Repayment Date, to the undersigned, at:

(please print or typewrite name and address of the undersigned).
For this option to elect repayment to be effective, the Company must receive, at its office or agency located at ___, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, at least 15 but not more than 30 days prior to the specified Repayment Date, this Note, with this “Option to Elect Repayment” form duly completed. [If this “Option to Elect Repayment” is being submitted in connection with the receipt by the Holder of this Note of an Extension Notice, then this form must be received at the address indicated above not more than ___nor less than ___days before the Stated Maturity Date.]
If less than the entire principal amount of this Note is to be repaid, the portion thereof (which shall be $1,000 or a multiple thereof) that the Holder elects to have repaid as well as the principal amount of the Note or Notes to be issued for the portion of this Note not being repaid must be specified below (in the absence of any specification, one such Note will be issued for the portion not being repaid). [If this “Option to Elect Repayment” is being submitted in connection with the receipt by the Holder of this Note of an Extension Notice, then the Holder may only elect to receive repayment of the whole principal amount covered by such Extension Notice.]
Repayment Date:
Principal amount to be repaid, if less than
the principal amount of this Note: $
Amount to be reissued: $
Notice: The signature to this Option to Elect Repayment must correspond with the name as written on the face of this Note in every particular without alteration or enlargement or any change whatsoever.

Signature